UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 2, 2023

Netcapital Inc.
(Exact name of registrant as specified in its charter)

Utah	001-41443	87-0409951
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

State Street Financial Center, 1 Lincoln Street, Boston, Massachusetts 02111
(Address of principal executive offices) (Zip Code)

782-925-1700
(Registrant's telephone number, including area code)
Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	NCPL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 1.01. Entry into a Material Definitive Agreement.

On January 2, 2023, Netcapital Systems LLC (“Systems”), a Utah limited liability company and wholly owned subsidiary of Netcapital Inc. (the “Company”) entered into a software license and services agreement (“Agreement”) with Templum, Inc. (“Templum”), a company that provides capital markets infrastructure for trading private equity securities. The Agreement allows the Company to launch a customized marketplace for the trading of private securities issued under an exemption to the Securities Act of 1933, as amended. Templum Markets LLC is an alternative trading system operating under the provisions of Regulation ATS. The agreement is for an initial term of three (3) years and will automatically renew for consecutive terms of one (1) year unless (i) either party upon at least ninety (90) days prior to the expiration of the initial term or then-current renewal term, provides written notice to the other party of its intention not to renew, in which case this Agreement and the applicable Order and Technology Services and Pricing Outline will expire, as the case may be, at the end of the then current initial term or renewal term; or (ii) either party terminates this Agreement pursuant to and in accordance with the terms and conditions set forth in the Agreement.. Systems paid Templum an implementation fee upon signing of the Agreement.

The license grants Systems a limited, revocable, non-exclusive, non-transferable, and non-sublicensable right and license to use Templum’s software and to provide its users access to the software. Notwithstanding the foregoing, Systems shall be Templum’s exclusive registered crowdfunding platform partner and Templum shall not provide services to any third-party whose primary business is providing services as a registered crowdfunding platform except as noted in the Agreement. System agreed to pay Templum a discounted license fee in year 1, and a standard license fee in years 2 and 3. After conclusion of the initial 3-year term, the annual license fee will increase by the greater of CPI+3% or 5% for each renewal term.

Item 9.01 Other Events.

On January 6, 2023, the Company issued a press release announcing the software license and services agreement with Templum, Inc. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1*	Software License and Services Agreement between Templum, Inc. and Netcapital Systems LLC dated January 2, 2023
99.1	Press Release dated January 6, 2023.

* Certain confidential portions of this exhibit have been redacted from the publicly filed document because such portions are (i) not material and (ii) would be competitively harmful if publicly disclosed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Netcapital Inc.
(Registrant)

Date: January 6, 2022	By:	/s/ Coreen Kraysler
Coreen Kraysler
Chief Financial Officer